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                                                                    Exhibit 3.03

                            CERTIFICATE OF AMENDMENT
                                     TO THE
                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                        TRAVELERS PROPERTY CASUALTY CORP.

                     --------------------------------------

                     Pursuant to Section 242 of the General
                    Corporation Law of the State of Delaware

                    ----------------------------------------

            Travelers Property Casualty Corp., a Delaware corporation (the "Corporation"), does hereby certify as follows:

            FIRST: Article FIRST of the Corporation's Restated Certificate of Incorporation is hereby amended to read in its entirety as set forth below:

            "FIRST:  The name of the Corporation is: Travelers
      Insurance Group Holdings Inc. (hereinafter the "Corporation")."

            SECOND: The foregoing amendment was duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware.

            IN WITNESS WHEREOF, the Corporation has caused this Certificate to be duly executed in its corporate name this 1st day of February, 2002.


                               TRAVELERS PROPERTY CASUALTY CORP.


                                    By: /s/ Paul H. Eddy
                                        ---------------------------------------
                                         Name:  Paul H. Eddy
                                         Title: Assistant Secretary

                                    Dated: February 1, 2002